Distribution Agreement dated December 5, 2001
Calvert Distributors, Inc.
AMENDED SCHEDULE I

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Municipal Fund

Calvert Social Investment Fund

Calvert World Values Fund

First Variable Rate Fund

Calvert Social Index Series, Inc.

Calvert Impact Fund, Inc.

Calvert SAGE Fund

Amended: December 12, 2008

Distribution Agreement dated December 5, 2001
Calvert Distributors, Inc.
AMENDED SCHEDULE II

Fees are expressed as a percentage of average annual daily net assets, and are payable monthly.

Distribution Fee
	Class A1	Class B	Class C	Class I	Class R	Class Y
The Calvert Fund
Calvert New Vision Small Cap Fund	N/A	0.75	0.75	N/A	--	--
Calvert Income Fund	0.25	0.75	0.75	N/A	0.50	N/A
Calvert Short Duration Income Fund	0.25	N/A	0.75	N/A	--	N/A
Calvert Long-Term Income Fund	0.25	0.75	0.75	N/A	--	--
Calvert Ultra-Short Income Fund	0.25	0.75	0.75	N/A	--	--

Calvert Tax-Free Reserves
Money Market Portfolio	N/A	N/A	N/A	N/A	--	--
Limited-Term Portfolio	N/A	N/A	N/A	N/A	--	--
Long-Term Portfolio	0.10	N/A	N/A	N/A	--	--
Vermont Municipal Portfolio	N/A	N/A	N/A	N/A	--	--

Calvert Municipal Fund, Inc.
Calvert National Municipal Intermediate Fund	N/A	N/A	N/A	N/A	--	--

Calvert Social Investment Fund
Balanced Portfolio	0.10	0.75	0.75	N/A	--	--
Equity Portfolio	0.10	0.75	0.75	N/A	--	N/A
Bond Portfolio	0.10	0.75	0.75	N/A	--	N/A
Enhanced Equity Portfolio	N/A	0.75	0.75	N/A	--	--
Money Market Portfolio	N/A	N/A	N/A	N/A	--	--
Calvert Conservative Allocation Fund	0.10	0.75	0.75	N/A	--	--
Calvert Moderate Allocation Fund	0.10	0.75	0.75	N/A	--	--
Calvert Aggressive Allocation Fund	0.10	0.75	0.75	N/A	--	--

Calvert World Values Fund, Inc.
Calvert Capital Accumulation Fund	0.10	0.75	0.75	N/A	--	--
CWVF International Equity Fund	0.10	0.75	0.75	N/A	--	N/A
Calvert International Opportunities Fund	0.10	0.75	0.75	N/A	--	N/A

First Variable Rate Fund for Government Income
Calvert First Government Money Market Fund	N/A	0.75	0.75	N/A	--	--

Calvert Social Index Series, Inc.
Calvert Social Index Fund	N/A	0.75	0.75	N/A	--	--

Calvert Impact Fund, Inc.
Calvert Large Cap Growth Fund	N/A	0.75	0.75	N/A	--	N/A
Calvert Small Cap Value Fund	0.10	0.75	0.75	N/A	--	--
Calvert Mid Cap Value Fund	0.10	0.75	0.75	N/A	--	--
Calvert Global Alternative Energy Fund	0.25	0.75	0.75	N/A	--	--
Calvert Global Water Fund	0.25	--	0.75	N/A	--	N/A

Calvert SAGE Fund
Calvert Large Cap Value Fund	0.25	--	0.75	N/A	--	N/A

________________________________

1   Distributor reserves the right to waive all or a portion of the distribution fee from time to time.

Amended: December 12, 2008

Distribution Agreement dated December 5, 2001
Calvert Distributors, Inc.
AMENDED SCHEDULE III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee
	Class A2	Class B	Class C	Class I	Class R	Class Y
The Calvert Fund
Calvert New Vision Small Cap Fund	0.25	0.25	0.25	N/A	--	--
Calvert Income Fund	0.25	0.25	0.25	N/A	0.25	N/A
Calvert Short Duration Income Fund	0.25	N/A	0.25	N/A	--	N/A
Calvert Long-Term Income Fund	0.25	0.25	0.25	N/A	--	--
Calvert Ultra-Short Income Fund	0.25	0.25	0.25	N/A	--	--

Calvert Tax-Free Reserves
Money Market Portfolio	N/A	N/A	N/A	N/A	--	--
Limited-Term Portfolio	N/A	N/A	N/A	N/A	--	--
Long-Term Portfolio	0.25	N/A	N/A	N/A	--	--
Vermont Municipal Portfolio	N/A	N/A	N/A	N/A	--	--

Calvert Municipal Fund, Inc.
Calvert National Municipal Intermediate Fund	0.25	N/A	N/A	N/A	--	--

Calvert Social Investment Fund
Balanced Portfolio	0.253	0.25	0.25	N/A	--	--
Equity Portfolio	0.25	0.25	0.25	N/A	--	N/A
Bond Portfolio	0.25	0.25	0.25	N/A	--	N/A
Enhanced Equity Portfolio	0.25	0.25	0.25	N/A	--	--
Money Market Portfolio	0.25	N/A	N/A	N/A	--	--
Calvert Conservative Allocation Fund	0.25	0.25	0.25	N/A	--	--
Calvert Moderate Allocation Fund	0.25	0.25	0.25	N/A	--	--
Calvert Aggressive Allocation Fund	0.25	0.25	0.25	N/A	--	--

Calvert World Values Fund, Inc.
Calvert Capital Accumulation Fund	0.25	0.25	0.25	N/A	--	--
CWVF International Equity Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert International Opportunities Fund	0.25	0.25	0.25	N/A	--	N/A

First Variable Rate Fund for Government Income
Calvert First Government Money Market Fund	N/A	0.25	0.25	N/A	--	--

Calvert Social Index Series, Inc.
Calvert Social Index Fund	0.25	0.25	0.25	N/A	--	--

Calvert Impact Fund, Inc.
Calvert Large Cap Growth Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert Small Cap Value Fund	0.25	0.25	0.25	N/A	--	--
Calvert Mid Cap Value Fund	0.25	0.25	0.25	N/A	--	--
Calvert Global Alternative Energy Fund	0.25	0.25	0.25	N/A	--	--
Calvert Global Water Fund	0.25	--	0.25	N/A	--	N/A

Calvert SAGE Fund
Calvert Large Cap Value Fund	0.25	--	0.25	N/A	--	N/A

________________________________________

2      Distributor reserves the right to waive all or a portion of the distribution fee from time to time. For money market portfolios, Class A shall refer to Class O, or if the portfolio does not have multiple classes, then to the portfolio itself.

3      Distributor charges the service fee only on assets in excess of $30 million.

Amended: December 12, 2008